EXHIBIT 10.2

March 19, 2019

March 19, 2019

Christian Boas
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Emile Boas
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Dreda / Sylvie Boas
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RE: Amendment to Agreement for the Sale and Purchase of the Shares of S.R.I.F. NV

Dear Sir/Madam:
On behalf of Spirit AeroSystems Holding, Inc. (the “Guarantor”) and Spirit AeroSystems Belgium Holdings, BVBA (the “Purchaser” and collectively with the Guarantor, “Spirit”), we seek the agreement of the current shareholders (the “Sellers” and together with Spirit, the “Parties”) of S.R.I.F. NV (“SRIF”) to the following by means of this letter agreement (the “Letter Agreement”):

1.	The Parties entered into an Agreement for the Sale and Purchase of the Shares of SRIF on 1 May 2018 (the “Agreement”).

2.	The Parties wish to consummate the Agreement irrespective of certain Conditions Precedent possibly not being satisfied before or on the Long Stop Date.

To that end, Spirit hereby waives all Conditions Precedent, save for (i) the full and final acquisition by the Company of the profit certificates issued by Asco Industries NV in furtherance of Clause 4.2.1, (ii) the European Commission having (a) issued a clearance decision for the Transaction under conditions materially in line with those offered by Spirit and Asco in the commitments dated 8 March 2019; and (b) granting approval under paragraph 7(c) of those commitments; (iii) Airbus SE, on behalf of itself and its subsidiaries, having provided its consent to the Transaction (in accordance with Clause 4.2.3 of the Agreement), as the case may be by means of a consent provided by Airbus SAS and Airbus Military SL and (iv) there not having occurred a Material Adverse Change since the date of this Letter Agreement.

3.
The Initial Purchase Price under the Agreement is revised to be USD 604 million. For the avoidance of doubt, this revision already incorporates the USD 10 million price revision the Parties had agreed to by entering into the December 20, 2018 letter (“Consent to certain actions by the Asco Group not in the ordinary course of business Framework Agreement, NDA, Supplemental Agreement on the Disaggregation of Belairbus SA and Change of Control Letter”).

4.	Section 9.3 of the Agreement is revised to reduce Seller’s maximum aggregate liability to USD 65,000,000 (USD sixty-five million).

5.	Schedule 12 of the Agreement is amended to include the specific indemnities set forth on Annex A to this letter.

6.
For the avoidance of doubt, Spirit acknowledges and agrees that it is not entitled to any indemnification pursuant to Clause 8 of the Agreement in relation to the termination of the A380 program by Airbus and, to the extent applicable, waives any rights in that respect it might have.

7.
Based on their own respective knowledge or on the basis of information communicated by the other Party, each of the Parties respectively individually acknowledges and agrees that no Material Adverse Change has occurred at the date of this Letter Agreement. Spirit agrees, that even in the event of the occurrence of a Material Adverse Change, it will not request any further change to the Initial Purchase Price.

8.	The Parties acknowledge and agree that this Letter Agreement has been negotiated by the Parties in good faith.

9.	This Letter Agreement constitutes a written agreement by and among the parties as set forth in Clause 25.8 of the Agreement.

10.
Notwithstanding Sections 5.1 and 4.6.1 of the Agreement, subject to the timely satisfaction of the remaining Conditions Precedent referred to under clause 2 of this Letter Agreement, the Parties intend to consummate the Transaction on April 1, 2019, the Long Stop Date.

11.	All terms used but not defined herein shall have the meaning set forth in the Agreement. Clause 26 of the Agreement shall apply also to the Letter Agreement.

Yours faithfully on behalf of Spirit,
/s/ Sam J. Marnick
Mrs. Sam. J. Marnick

For acknowledgement and acceptance
On behalf of the Sellers and the Asco Group

/s/ Christian Boas                /s/ Sylvie Boas
Mr. Christian Boas                Dreda general partnership
Date: March 19, 2019                By: Ms. Sylvie Boas, Director
Date: March 19, 2019

/s/ Emile Boas______________            /s/ Sylvie Boas
Mr. Emile Boas                    Ms. Sylvie Boas
Date: March 19, 2019                Date: March 19, 2019

Cc: Eubelius CVBA
Marieke Wyckaert and Matthias Wauters
Avenue Louise 99, 1050 Brussels (Belgium)